Page 9 of 10 Pages

                                    EXHIBIT I

                                    AGREEMENT

Made on this 19th day of December, 2000 by and between Amdocs International Limited ("AIL"), a company incorporated in Guernsey, and SBC International, Inc., a Delaware corporation ("SBC").

WHEREAS AIL owns 10,000,000 Ordinary Shares (the "Traces Shares") of Amdocs Limited (the "Company") which Traces Shares are subject to a pledge in favor of Chase Manhattan Bank (the "Pledge") to secure AIL's obligation to sell such Traces Shares to the Amdocs Automatic Common Exchange Security Trust (the "Trust") on June 11, 2002 in accordance with the terms of a Purchase Agreement between AIL and the Trust; and,

WHEREAS AIL desires to grant SBC an irrevocable proxy with respect to the Traces Shares, and SBC desires to accept such proxy, all in accordance with Exhibit "A" attached to this Agreement ("Irrevocable Proxy")

NOW, THEREFORE, the parties have agreed as follows:

1. For value received, AIL hereby grants SBC a proxy with regard to the Traces Shares as set forth in the Irrevocable Proxy. The Irrevocable Proxy will expire upon the earlier of June 11, 2002 or such time in which AIL notifies SBC that AIL was notified that an event of default has occurred under the Pledge.

2. This agreement shall be governed by and construed in accordance with the laws of the Island of Guernsey without regard to its conflict of laws provisions.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed in their respective names on the date(s) set forth below.


Amdocs International Limited                SBC International, Inc.

By:      /s/ Zvi Meitar                     By:     /s/ John B. Gibson
Name:  Zvi Meitar                           Name:   John B. Gibson
Title: ________________                     Title:  Vice President and General
By:     /s/ Hillel Peled                       Counsel and Assistant Secretary
Name:   Hillel Peled                        Date:   December 19, 2000
Title:  _______________
Date:   _______________

                                                       Page 10 of 10 Pages


                                IRREVOCABLE PROXY

                                   Exhibit "A"

The undersigned, Amdocs International Limited ("AIL"), a company incorporated in Guernsey, hereby irrevocably appoints SBC International, Inc. (the "Proxy"), subject to the terms hereinafter, as its proxy to represent AIL and to vote in its name at any and all general meetings of Amdocs Limited (the "Company"), including general meetings convened for the purposes of adopting extraordinary resolutions, and to sign on its behalf on any written resolution of the shareholders of the Company. The authorization and appointment of Proxy relates to 10,000,000 Ordinary Shares of the Company evidenced by share certificate number AL 0379 (the "Shares") currently held and beneficially owned by AIL which Shares are subject to a pledge in favor of Chase Manhattan Bank (the "Pledge") to secure AIL's obligation to sell such Traces Shares to the Amdocs Automatic Common Exchange Security Trust (the "Trust") on June 11, 2002 in accordance with the terms of a Purchase Agreement with the Trust. In the event of a subdivision of the Company's capital and/or any share dividend, bonus shares, reclassification of shares, etc., this proxy shall apply to an adjusted number of Shares respectively. Following this irrevocable proxy granted to Proxy regarding the Shares, AIL will not be able to exercise any voting rights regarding the Shares, even if the Proxy chooses not to exercise the powers granted to him regarding the Shares (in whole or in part) under this proxy. This proxy will expire upon the earlier of June 11, 2002 or such time in which AIL notifies the Proxy that AIL was notified that an event of default has occurred under the Pledge.

The Proxy, at his sole discretion may attend, or choose not to attend, any meeting of the shareholders of the Company and may exercise at his sole discretion, or choose not to exercise, the voting rights vested in the Shares.



                                            AMDOCS INTERNATIONAL LIMITED

                                            Name:     Svi Meitar
                                            Date:     December 19, 2000
                                            Signature:  /s/ Svi Meitar

                                            Name:     Hillel Peled
                                            Date:     December 19, 2000
                                            Signature:  /s/ Hillel Peled